UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2014

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 23, 2014, the Board of Directors (the “Board”) of Loxo Oncology, Inc. (“Loxo”) accepted the resignation of Dov A. Goldstein, M.D. from his position as a Class III director. Dr. Goldstein will continue to serve Loxo as the Chief Financial Officer.

(d) Immediately following Dr. Goldstein’s resignation as a member of the Board, the Board appointed Lori Kunkel, M.D. as a non-employee Class II director to the Board with a term that will expire at the Company’s annual stockholders meeting in 2016, and the Class III vacancy was removed.

Prior to Loxo, Dr. Kunkel served as Chief Medical Officer at Pharmacyclics from November 2011 until August 2013 where she was responsible for building and leading an integrated clinical development and medical affairs organization highlighted by the approval of IMBRUVICA. Previously she served as Chief Medical Officer at Proteolix, acquired by Onyx, where she oversaw the clinical development of KYPROLIS. She has held senior roles at ACT Therapeutics, Syndax, Xencor, and Genitope. Dr. Kunkel trained in internal medicine at Baylor College of Medicine, and in hematology-oncology at the University of Southern California (“USC”) and University of California — Los Angeles, earning board certification in these specialties. Dr. Kunkel received her M.D. from USC and her B.A. degree from University of California San Diego.

Pursuant to that certain Consulting Letter Agreement entered into by and between Loxo and Dr. Kunkel on June 23, 2014, Dr. Kunkel currently holds 26,840 shares of common stock of Loxo and options representing the right to purchase 109,374 shares of common stock of Loxo, together representing a fair market value of approximately $1.4 million (as computed in accordance with ASC Topic 718) and she receives up to a maximum of $15,000 monthly for her consulting work. She will receive no additional compensation as a director.

Loxo issued a press release announcing Dr. Kunkel’s appointment to the Board on October 28, 2014, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: October 28, 2014	By:	/s/ DOV A. GOLDSTEIN
Name: Dov A. Goldstein, M.D.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 28, 2014